Sweetgreen, Inc. Announces
Third Quarter 2025 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next-generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its third fiscal quarter ended September 28, 2025.

Third quarter 2025 financial highlights
For the third quarter of fiscal year 2025, compared to the third quarter of fiscal year 2024:
•Total revenue was $172.4 million, versus $173.4 million in the prior year period, a decrease of 0.6%.
•Same-Store Sales Change of (9.5)%, versus Same-Store Sales Change of 5.6% in the prior year period.
•AUV of $2.8 million, versus $2.9 million in the prior year period.
•Total Digital Revenue Percentage of 61.8% and Owned Digital Revenue Percentage(1) of 35.3%, versus Total Digital Revenue Percentage of 55.1% and Owned Digital Revenue Percentage of 29.2% in the prior year period.
•Loss from operations was $(36.3) million and loss from operations margin was (21.0)%, versus loss from operations of $(21.2) million and loss from operations margin of (12.2)% in the prior year period.
•Restaurant-Level Profit(2) was $22.5 million and Restaurant-Level Profit Margin(2) was 13.1%, versus Restaurant-Level Profit of $34.9 million and Restaurant-Level Profit Margin of 20.1% in the prior year period.
•Net loss was $(36.1) million and net loss margin was (21.0)%, versus net loss of $(20.8) million and net loss margin of (12.0)% in the prior year period.
•Adjusted EBITDA(2) was $(4.4) million, versus Adjusted EBITDA of $6.8 million in the prior year period; and Adjusted EBITDA Margin(2) was (2.5)%, versus 3.9% in the prior year period.
•6 Net New Restaurant Openings, versus 5 Net New Restaurant Openings in the prior year period.

(1) Purchases made in-store where a customer uses scan-to-redeem or scan-to-earn, as part of the SG Rewards loyalty program introduced during the second quarter of fiscal year 2025, are included as part of our Owned Digital Channels sales.
(2) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

“Amid a challenging macro backdrop, our priorities remain clear: delivering operational excellence, accelerating menu innovation, and driving disciplined growth. We are focused on the process of building a strong foundation, and I am extremely confident that our leadership team and focused strategy will lead Sweetgreen back to sustained, profitable growth,” said Jonathan Neman, Co-Founder and Chief Executive Officer of Sweetgreen.

“Our strategic decision to sell Spyce and partner with Wonder marks the next evolution of our Infinite Kitchen strategy. The Infinite Kitchen is one of the world’s most advanced food automation technologies, elevating both the guest and team member experience. As part of our partnership, we will maintain access to the Infinite Kitchen platform, allowing us to scale more efficiently, lower operating costs, and strengthen our balance sheet.”

Results for the third quarter ended September 28, 2025:

Total revenue in the third quarter of fiscal year 2025 was $172.4 million, a decrease of 0.6% versus the prior year period. This decrease was primarily due to a decrease in Comparable Restaurant Base revenue of $16.2 million, resulting in a negative Same-Store Sales Change of 9.5%, reflecting an 11.7% decrease in traffic and product mix, partially offset by a 2.2% benefit from menu price increases that were implemented subsequent to the thirteen weeks ended September 29, 2024. The decline in traffic and product mix primarily resulted from a slowdown in consumer spending within the macroeconomic environment, as well as the discontinuation of our former Sweetpass+ loyalty program and corresponding transition to our new SG Rewards loyalty program. This decrease in revenue was partially offset by an increase of $15.9 million of incremental revenue associated with 35 Net New Restaurant Openings during or subsequent to the third quarter of fiscal year 2024.

Our loss from operations margin was (21.0)% for the third quarter of fiscal year 2025 versus (12.2)% in the prior year period. Restaurant-Level Profit Margin was 13.1%, a decrease of roughly 700 basis points versus the prior year period, due to a negative Same-Store Sales Change of 9.5%, higher protein costs resulting from increased chicken and tofu portions, which led to higher overall ingredient usage and costs, a one time write-off of discontinued materials, higher packaging costs related to recently imposed tariffs and duties, as well as increased restaurant-level advertising spend.

General and administrative expense was $30.9 million, or 17.9% of revenue for the third quarter of fiscal year 2025, as compared to $36.8 million, or 21.2% of revenue in the prior year period. The decrease in general and administrative expense was primarily due to a $3.9 million decrease in stock-based compensation expense, primarily related to the decrease in expenses associated with restricted stock units and performance-based restricted stock units issued prior to our IPO, and a $2.1 million decrease in management salary and bonus expense. These decreases were partially offset by an increase in other expenses across the Sweetgreen Support Center to support our restaurant growth.

Net loss for the third quarter of fiscal year 2025 was $(36.1) million, as compared to $(20.8) million in the prior year period. The increase in net loss was primarily due to a $12.4 million decrease in our Restaurant-Level Profit, an increase in impairment and closure costs related to the impairment of four restaurant locations, and an increase in loss on disposal of property and equipment related to the disposal of specialized kitchen equipment. These increases were partially offset by a decrease in general and administrative expense as described above.

Adjusted EBITDA, which excludes stock-based compensation expense and certain other adjustments, was $(4.4) million for the third quarter of fiscal year 2025, as compared to $6.8 million in the prior year period. This change was primarily due to a decrease in Restaurant-Level Profit, as described above.

Fiscal Year 2025 Outlook (Updated)

For fiscal year 2025, we are updating our guidance as follows:

•37 Net New Restaurant Openings, with 18 featuring the Infinite Kitchen
•Revenue ranging from $682 million to $688 million
•Same-Store Sales Change of (8.5)% to (7.7)%
•Restaurant-Level Profit Margin of 14.5% to 15%
•Adjusted EBITDA between $(13) million to $(10) million

For fiscal year 2026, we expect 15-20 Net New Restaurant Openings, with about half featuring Infinite Kitchen units.

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, November 6, 2025, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast, and presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding our financial outlook for the full fiscal year 2025, including our expectations around Net New Restaurant Openings (including those featuring the Infinite Kitchen technology), revenue, Same-Store Sales Change, Restaurant-Level Profit Margin, Adjusted EBITDA, and our business strategy. They also include statements regarding the impact of our decision to sell Spyce and partner with Wonder with respect to the Infinite Kitchen; our ability to improve our financial results in future periods; our plans for new menu items in 2025 and 2026; our expectations regarding contributions that our modified customer loyalty program will make to our financial results in future fiscal periods; our expectations regarding improvements in our restaurant operations over the coming fiscal quarters; anticipated improvements to customer traffic and frequency by investing in our products, customer loyalty program benefits, and our employees; our confidence in our real estate strategy and the company’s long term growth opportunity; our expectation that our real estate strategy will improve AUVs, Same-Store Sales, and margins; our expectations regarding our future food, beverage, and packaging costs; and our expectations regarding future menu prices. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words or phrases such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, uncertainties regarding changes in economic conditions and geopolitical events, and the customer behavior trends they drive, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the impact of severe weather conditions or natural disasters on our restaurant sales and results of operations, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to build, deploy, and maintain our proprietary kitchen automation technology, known as the Infinite Kitchen, in a timely and cost-effective manner, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, the impact of pandemics or disease outbreaks, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation, including but not limited to any future regulations that impose taxes, tariffs, or duties on food products, supplies or other items that we purchase, and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.

•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days.

•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same given period.

•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant.

•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Total Digital Channels. Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Owned Digital Channels.

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, and as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks, including to compare our performance to that of our competitors.

We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude income tax expense, interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, our enterprise resource planning system (“ERP”) implementation and related costs, legal settlements, and, in certain periods, impairment and closure costs, restructuring charges and other non-recurring expenses. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;

•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation; loss on disposal of property and equipment; other (income) expense; restructuring charges; ERP implementation and related costs; legal settlements; and other expenses as described in more detail in the table reconciling our net loss to Adjusted EBITDA, below; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About Sweetgreen
Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. They plant roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 266 locations across the United States, and their vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation. To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X.

Sweetgreen Contact, Rebecca Nounou

Investor Relations
ir@sweetgreen.com
Media
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	As of September 28, 2025	As of December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$129,972	$214,789
Accounts receivable	6,805	5,034
Inventory	2,435	1,987
Prepaid expenses	7,030	7,844
Current portion of lease acquisition costs	93	93
Other current assets	3,348	4,790
Total current assets	149,683	234,537
Operating lease assets	286,871	257,496
Property and equipment, net	321,436	296,485
Goodwill	35,970	35,970
Intangible assets, net	21,594	24,040
Security deposits	1,348	1,419
Lease acquisition costs, net	264	333
Restricted cash	4,135	2,640
Other assets	3,469	3,838
Total assets	$824,770	$856,758
LIABILITIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of operating lease liabilities	$41,671	$41,773
Accounts payable	19,018	18,698
Accrued expenses	33,256	26,564
Accrued payroll	8,198	14,716
Gift cards and loyalty liability	7,864	4,413
Other current liabilities	5,942	9,663
Total current liabilities	115,949	115,827
Operating lease liabilities, net of current portion	314,737	288,941
Contingent consideration liability	—	5,311
Other non-current liabilities	157	173
Deferred income tax liabilities	631	361
Total liabilities	$431,474	$410,613
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $0.001 par value per share, 2,000,000,000 Class A shares authorized, 106,475,483 and 105,200,553 Class A shares issued and outstanding as of September 28, 2025 and December 29, 2024, respectively; 300,000,000 Class B shares authorized, 11,893,558 and 11,915,758 Class B shares issued and outstanding as of September 28, 2025 and December 29, 2024, respectively	118	117
Additional paid-in capital	1,352,879	1,321,386
Accumulated deficit	(959,701)	(875,358)
Total stockholders’ equity	393,296	446,145
Total liabilities and stockholders’ equity	$824,770	$856,758

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen weeks ended
	September 28, 2025		September 29, 2024
Revenue	$172,393	100%	$173,431	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	52,894	30.7%	47,706	27.5%
Labor and related expenses	50,157	29.1%	47,520	27.4%
Occupancy and related expenses	16,557	9.6%	15,054	8.7%
Other restaurant operating costs	30,271	17.6%	28,210	16.3%
Total restaurant operating costs	149,879	86.9%	138,490	79.9%
Operating expenses:
General and administrative	30,900	17.9%	36,777	21.2%
Depreciation and amortization	18,304	10.6%	16,905	9.7%
Pre-opening costs	2,789	1.6%	1,759	1.0%
Impairment and closure costs	4,578	2.7%	114	0.1%
Loss on disposal of property and equipment	1,109	0.6%	63	—%
Restructuring charges	1,108	0.6%	498	0.3%
Total operating expenses	58,788	34.1%	56,116	32.4%
Loss from operations	(36,274)	(21.0)%	(21,175)	(12.2)%
Interest income	(1,498)	(0.9)%	(2,754)	(1.6)%
Interest expense	7	—%	26	—%
Other expense (income)	1,273	0.7%	2,279	1.3%
Net loss before income taxes	(36,056)	(20.9)%	(20,726)	(12.0)%
Income tax expense	90	0.1%	90	0.1%
Net loss	$(36,146)	(21.0)%	$(20,816)	(12.0)%
Earnings per share:
Net loss per share basic and diluted	$(0.31)		$(0.18)
Weighted average shares used in computing net loss per share, basic and diluted	118,282,536		114,752,307

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirty-nine weeks ended
	September 28, 2025		September 29, 2024
Revenue	$524,280	100.0%	$515,922	100.0%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	148,330	28.3%	141,307	27.4%
Labor and related expenses	149,272	28.5%	142,954	27.7%
Occupancy and related expenses	48,669	9.3%	44,523	8.6%
Other restaurant operating costs	90,683	17.3%	82,141	15.9%
Total restaurant operating costs	436,954	83.3%	410,925	79.6%
Operating expenses:
General and administrative	103,742	19.8%	112,844	21.9%
Depreciation and amortization	53,406	10.2%	50,069	9.7%
Pre-opening costs	7,019	1.3%	4,295	0.8%
Impairment and closure costs	10,008	1.9%	388	0.1%
Loss on disposal of property and equipment	1,226	0.2%	178	—%
Restructuring charges	3,159	0.6%	1,497	0.3%
Total operating expenses	178,560	34.1%	169,271	32.8%
Loss from operations	(91,234)	(17.4)%	(64,274)	(12.5)%
Interest income	(5,126)	(1.0)%	(8,690)	(1.7)%
Interest expense	12	—%	242	—%
Other expense (income)	(2,047)	(0.4)%	5,247	1.0%
Net loss before income taxes	(84,073)	(16.0)%	(61,073)	(11.8)%
Income tax expense	270	0.1%	270	0.1%
Net loss	$(84,343)	(16.1)%	$(61,343)	(11.9)%
Earnings per share:
Net loss per share basic and diluted	$(0.72)		$(0.54)
Weighted average shares used in computing net loss per share, basic and diluted	117,804,955		113,743,453

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Thirty-nine weeks ended
	September 28, 2025	September 29, 2024
Cash flows from operating activities:
Net loss	$(84,343)	$(61,343)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	53,406	50,069
Amortization of lease acquisition	69	69
Amortization of loan origination fees	—	58
Amortization of cloud computing arrangements	752	682
Non-cash operating lease cost	26,098	23,312
Loss on fixed asset disposal	1,226	178
Stock-based compensation	24,032	30,214
Non-cash impairment and closure costs	9,754	73
Non-cash restructuring charges	636	525
Deferred income tax expense	270	270
Change in fair value of contingent consideration liability	(2,066)	5,214
Changes in operating assets and liabilities:
Accounts receivable	(1,771)	(3,639)
Inventory	(448)	(34)
Prepaid expenses and other assets	1,873	1,408
Operating lease liabilities	(32,175)	(16,854)
Accounts payable	943	(421)
Accrued payroll and benefits	(6,518)	833
Accrued expenses and other current liabilities	3,074	5,846
Gift card and loyalty liability	3,451	875
Contingent consideration liability	(2,290)	—
Other non-current liabilities	(15)	(64)
Net cash (used in) provided by operating activities	(4,042)	37,271
Cash flows from investing activities:
Purchase of property and equipment	(76,149)	(57,739)
Purchase of intangible assets	(5,955)	(5,458)
Security and landlord deposits	71	(2)
Net cash used in investing activities	(82,033)	(63,199)
Cash flows from financing activities:
Proceeds from stock option exercise	3,014	9,704
Payment of contingent consideration	—	(3,868)
Payment associated to shares repurchased for tax withholding	(261)	—
Net cash provided by financing activities	2,753	5,836
Net decrease in cash and cash equivalents and restricted cash	(83,322)	(20,092)
Cash and cash equivalents and restricted cash—beginning of year	217,429	257,355
Cash and cash equivalents and restricted cash—end of period	$134,107	$237,263
Supplemental disclosure of cash flow information
Cash paid for interest	$11	$184
Non-cash investing and financing activities
Purchase of property and equipment accrued in accounts payable and accrued expenses	$12,819	$9,387
Non-cash issuance of common stock associated with Spyce milestone achievement	$—	$2,132

SWEETGREEN INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net New Restaurant Openings	6	5	20	15
Average Unit Volume (as adjusted)(1)	$2,769	$2,907	$2,769	$2,907
Same-Store Sales Change (%) (as adjusted)(2)	(9.5)%	5.6%	(6.8)%	6.7%
Total Digital Revenue Percentage(3)	61.8%	55.1%	60.8%	56.5%
Owned Digital Revenue Percentage(3)	35.3%	29.2%	33.5%	30.8%

(1) Three restaurants were excluded from the Comparable Restaurant Base for the thirteen and thirty-nine weeks ended September 28, 2025. One restaurant was excluded from the Comparable Restaurant Base for the thirteen and thirty-nine weeks ended September 29, 2024. Such adjustments did not result in a material change to AUV.

(2) Our results for the thirteen and thirty-nine weeks ended September 28, 2025 have been adjusted to reflect the temporary closures of six and thirteen restaurants, respectively, which were excluded from the calculation of Same-Store Sales Change. Our results for the thirteen and thirty-nine ended September 28, 2024 have been adjusted to reflect the temporary closures of two and five restaurants, respectively, which were excluded from the calculation of Same-Store Sales Change. Such adjustments did not result in a material change to Same-Store Sales Change for either period.

(3) Purchases made in-store where a customer uses scan-to-redeem or scan-to-earn, as part of the SG Rewards loyalty program introduced during the second quarter of fiscal year 2025, are included as part of our Owned Digital Channels sales.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended		Thirty-nine weeks ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Loss from operations	$(36,274)	$(21,175)	$(91,234)	$(64,274)
Add back:
General and administrative	30,900	36,777	103,742	112,844
Depreciation and amortization	18,304	16,905	53,406	50,069
Pre-opening costs	2,789	1,759	7,019	4,295
Impairment and closure costs	4,578	114	10,008	388
Loss on disposal of property and equipment(1)	1,109	63	1,226	178
Restructuring charges(2)	1,108	498	3,159	1,497
Restaurant-Level Profit	$22,514	$34,941	$87,326	$104,997
Loss from operations margin	(21.0)%	(12.2)%	(17.4)%	(12.5)%
Restaurant-Level Profit Margin	13.1%	20.1%	16.7%	20.4%

(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to our vacated former New York office.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended		Thirty-nine weeks ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net loss	$(36,146)	$(20,816)	$(84,343)	$(61,343)
Non-GAAP adjustments:
Income tax expense	90	90	270	270
Interest income	(1,498)	(2,754)	(5,126)	(8,690)
Interest expense	7	26	12	242
Depreciation and amortization	18,304	16,905	53,406	50,069
Stock-based compensation(1)	5,811	9,685	24,032	30,214
Loss on disposal of property and equipment(2)	1,109	63	1,226	178
Impairment and closure costs(3)	4,578	114	10,008	388
Other expense/(income)(4)	1,273	2,279	(2,047)	5,247
Restructuring charges(5)	1,108	498	3,159	1,497
ERP implementation and related costs(6)	257	229	752	682
Legal settlements(7)	—	—	243	36
Employer portion of the founder performance stock unit payroll taxes(8)	—	491	—	491
Disposal of prepaid assets(9)	744	—	744	—
Adjusted EBITDA	$(4,363)	$6,810	$2,336	$19,281
Net loss margin	(21.0)%	(12.0)%	(16.1)%	(11.9)%
Adjusted EBITDA Margin	(2.5)%	3.9%	0.4%	3.7%

(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived and operating lease assets and store closures.
(4)Other expense (income) includes the change in fair value of the contingent consideration issued as part of the Spyce acquisition. See Note 3 to our condensed consolidated financial statements included in our Quarterly Report for the third quarter of fiscal year 2025.
(5)Restructuring charges are expenses that are paid in connection with the reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with the vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to the vacated former New York office.
(6)Represents the amortization costs associated with the implementation of our cloud computing arrangements in relation to our ERP system.
(7)Expenses recorded for accruals related to the settlements of legal matters.
(8)Includes the employer portion of payroll taxes related to the vesting of 300,000 performance stock units released to each founder during the thirteen weeks ended September 29, 2024.
(9)Represents a non-recurring write-off of specific materials associated with legacy marketing initiatives which were determined to have no alternative use within current or future operations.